Corporate News

Baxter International Inc.
One Baxter Parkway
Deerfield, IL 60015
FOR IMMEDIATE RELEASE
Media Contact:
Deborah Spak, (847) 948-2349
Investor Contacts:
Mary Kay Ladone, (847) 948-3371
Clare Trachtman, (847) 948-3085
BAXTER ACHIEVES RECORD SALES AND EARNINGS
FOR FULL-YEAR 2007
Company Exceeds Guidance with Strong Fourth Quarter Results and Provides
Double-Digit Earnings Growth Outlook for 2008
          DEERFIELD, Ill., January 24, 2008 — Baxter International Inc. (NYSE:BAX) today announced record sales and earnings for 2007, including strong financial results for the fourth quarter that met or exceeded previously issued guidance.
Summary of Fourth Quarter Results
          For the fourth quarter, Baxter reported net income of $478 million and earnings per diluted share of $0.74, including after-tax special items totaling $10 million (or $0.02 per diluted share) for in-process research and development associated with the company’s recently announced collaborations with Nektar Therapeutics and Nycomed. On an adjusted basis, Baxter reported net income of $488 million, an increase of 13 percent over the same period last year. Adjusted earnings per diluted share of $0.76 increased 15 percent from $0.66 in the prior year period,
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BAXTER REPORTS 4TH QUARTER RESULTS — Page 2
and compared favorably to the earnings guidance the company previously provided of $0.72 to $0.74 per diluted share. Details of the special items recorded are outlined in the financial schedules that follow the text of this press release.
          Worldwide sales totaled $3.0 billion in the fourth quarter, an increase of 9 percent compared to the same period last year. Excluding a 6 percentage point benefit from foreign exchange, sales grew 3 percent, in line with the company’s sales growth guidance of 2 to 3 percent. Sales within the United States increased 3 percent to $1.3 billion, and international sales increased 13 percent (including an 11 percentage point benefit from foreign exchange) to $1.7 billion. As previously announced, the company completed the divestiture of its Transfusion Therapies business during the first quarter of 2007. Excluding Transfusion Therapies revenues from both 2007 and 2006 for comparison purposes, Baxter’s global sales increased 13 percent (or 7 percent excluding foreign exchange) versus the prior year.
          In the fourth quarter, all three of Baxter’s businesses posted solid revenue gains. Sales within Baxter’s BioScience business totaled $1.2 billion, an increase of 16 percent from the same period last year. This growth was driven by double-digit increases across all product categories, including record sales of ADVATE, Antihemophilic Factor (Recombinant), Plasma/Albumin Free Method (rAHF-PFM) for the treatment of hemophilia A, which exceeded $1.2 billion for the year. In addition, the business generated robust growth in sales of antibody therapy products used for the treatment of primary immunodeficiencies, specialty plasma therapeutics, biosurgery products and vaccines.
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BAXTER REPORTS 4TH QUARTER RESULTS — Page 3
          Medication Delivery revenues increased 11 percent to $1.2 billion, led by significant growth in Anesthesia as a result of the company’s broad product offering and end-user demand for Suprane, the company’s proprietary inhaled anesthetic. Revenues in the company’s Renal business totaled $601 million and increased 12 percent, reflecting further gains in peritoneal dialysis patients in developed markets, as well as in emerging markets where many people with end-stage renal disease are currently not treated.
          “2007 was a very successful year for our company,” said Robert L. Parkinson, Jr., chairman and chief executive officer. “We met or exceeded expectations on all key financial metrics throughout the year. We are also particularly pleased with the improved profile of our earnings, the strength of our overall financial position, and most importantly, the progress we have made in accelerating innovation. We’re very well-positioned to continue to meet our commitments, leverage the benefits of our diversified healthcare model, and deliver enhanced value to our various stakeholders in 2008 and beyond.”
Summary of Full-Year 2007 Results
          For full-year 2007, Baxter’s net income totaled $1.7 billion, or $2.61 per diluted share, including after-tax special items of $119 million or $0.18 per diluted share. On an adjusted basis, excluding special items, the company reported net income of $1.8 billion, or $2.79 per diluted share, an increase of 25 percent over last year. These results compare favorably to the earnings guidance the company
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BAXTER REPORTS 4TH QUARTER RESULTS — Page 4
previously provided of $2.75 to $2.77 per diluted share for full-year 2007. Details of the special items recorded in 2007 and 2006 are outlined in the financial schedules that follow the text of this press release.
          Baxter’s worldwide sales in 2007 increased 9 percent to $11.3 billion. Excluding a 5 percentage point benefit from foreign exchange, sales grew 4 percent. Sales within the United States of $4.8 billion increased 5 percent and international sales of $6.4 billion increased 11 percent (including a 7 percent benefit from foreign exchange). Excluding revenues related to the Transfusion Therapies business, Baxter’s worldwide sales increased 12 percent (or 8 percent excluding foreign exchange) versus the prior year.
          Baxter also generated strong cash flows in 2007, with cash flow from operations improving versus the prior year to $2.3 billion. In addition, Baxter returned more than $2.5 billion to shareholders through both share repurchases and dividends during the year. The company repurchased 34 million shares of common stock, for approximately $1.9 billion, and paid dividends totaling $704 million in 2007, an increase of $340 million versus the prior year. This significant increase was the result of paying the 2006 annual dividend in January 2007, reinstituting a quarterly schedule for payment of dividends in April, and increasing the annual dividend rate for 2007 by 15 percent.
          “We are very pleased with our financial results for 2007, including our ongoing ability to generate strong cash flows,” said Robert M. Davis, chief financial officer. “We were able to return significant value to shareholders as a result of
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progress in rebuilding our financial flexibility, continuing with our capital allocation and financial management discipline, while investing in R&D and accelerating business development activities that will position us for future growth.”
Accelerating R&D and Business Development
     In 2007, Baxter accelerated its investment in R&D to a record level of $760 million, representing an increase of 24 percent over the prior year. The company obtained approval or launched more than a dozen new products and therapies during the year, and achieved a number of important business and scientific milestones, including:
•	Screening of patients to complete enrollment in a Phase II trial using Baxter’s proprietary Isolex technology to select CD34+ adult stem cells to improve symptoms and clinical outcomes in patients with chronic myocardial ischemia, a severe form of coronary artery disease. In addition, the company recently announced support of a Phase I/IIa trial at Northwestern University’s Feinberg School of Medicine for the use of CD34+ adult stem cells in patients with critical limb ischemia, a condition characterized by severely blocked arteries in the leg and sharply diminished blood flow that could result in amputation.

•	Announcement of an advanced supply agreement with the Department of Health in the United Kingdom for the purchase of Baxter’s pandemic influenza vaccine in the event the World Health Organization (WHO) declares a pandemic.

•	Receipt of final funding from the Department of Health and Human Services, for the continued development of cell-cultured seasonal and pandemic influenza candidate vaccines. Along with the company’s partner DVC, Baxter is developing the candidate vaccines. Baxter will manufacture the vaccines and own all clinical data and licenses. In addition, Phase III clinical trials were initiated in the United States for the seasonal influenza vaccine candidate. The trial, which will include more than 3,000 subjects, is expected to be complete by mid-year 2008.

•	Completion of a double-blind, placebo-controlled phase II study of the use of GAMMAGARD in patients with Alzheimer’s disease. The study, conducted by Dr. Norman Relkin and his colleagues at Weill Cornell Medical College in
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New York City, involved 24 patients with mild to moderate Alzheimer’s disease who were randomly assigned to receive GAMMAGARD Liquid, GAMMAGARD S/D or placebo for six months. Cognitive, behavioral and functional measures were collected at baseline, three months and six months of treatment. The primary endpoints of the Phase II trial were cognitive function (as measured by ADAS-Cog score) and global function (as assessed by ADCS- CGIC rating). The company expects final results of the Phase II study to be presented in the second quarter of 2008.

•	FDA approval for the company’s V-Link Luer-activated device (LAD) with VitalShield protective coating, the first needleless IV connector containing an antimicrobial coating. V-Link with VitalShield has been shown to kill 99.9 percent of infection-causing microorganisms known to cause catheter-related blood stream infections, including the highly treatment-resistant bacteria called methicillin-resistant Staphylococcus aureus, or MRSA. Baxter will be launching this novel device in the U.S. in the first half of 2008.
          Baxter also accelerated business development activities in 2007, establishing a dozen new partnerships, collaborations or alliances that will enhance the company’s future growth, and completed the sale of its Transfusion Therapies business to an affiliate of TPG Capital L.P.
          “Given our solid and improving financial, commercial and scientific foundation, we are very optimistic about our future prospects, “ Parkinson continued. “We look forward to advancing many of the programs in our R&D pipeline and achieving additional product advancements that will help expand access to care, improve treatment for patients, and enhance the quality of life for many.”
First Quarter and Full-Year 2008 Outlook
          Looking ahead to full-year 2008, Baxter expects to achieve sales growth, excluding foreign exchange, of 5 to 6 percent. Excluding Transfusion Therapies from both 2007 and 2008, the company expects sales growth, excluding foreign exchange, of approximately 6 to 7 percent. The company also expects earnings per diluted share,
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excluding special items, for full-year 2008 to be $3.10 to $3.18 per diluted share, and anticipates generating cash flow from operations in excess of $2.5 billion.
          For the first quarter 2008, the company expects sales, excluding foreign exchange, to grow approximately 3 percent, and earnings of $0.71 to $0.73 per diluted share, excluding special items. Excluding Transfusion Therapies from both the first quarter of 2007 and 2008, Baxter’s sales growth is expected to approximate 5 percent.
          “Our 2008 guidance continues to be aligned with our long-range strategic plans and financial expectations,” concluded Davis. “We are committed to meeting our short-term financial expectations, while continuing to invest in innovation and business development activities that position the company for enhanced growth in the future.”
          A webcast of Baxter’s fourth quarter conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CST on January 24, 2008. Please visit Baxter’s website for more information regarding this and future investor events and webcasts.
          Baxter International Inc., through its subsidiaries, assists healthcare professionals and their patients with the treatment of complex medical conditions, including hemophilia, immune disorders, cancer, infectious diseases, kidney disease, trauma and other conditions. The company applies its expertise in medical devices, pharmaceuticals and biotechnology to make a meaningful difference in patients’ lives.
          This release includes forward-looking statements concerning the company’s financial results and outlook for 2008, including statements related to the company’s expected financial performance, its ability to generate cash flows, investment in R&D, business development activities, clinical studies and trials, and V-Link with VitalShield. The statements are based on assumptions about many important factors,
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including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance risks for new and existing products, such as ADVATE, V-Link with VitalShield, and other technologies; future actions of regulatory bodies and other governmental authorities; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation or declining sales; the company’s ability to identify business development opportunities; product development risks; fluctuations in mix on the company’s sales; the impact of competitive products and pricing and disruptive technologies; reimbursement policies of government agencies and private payers; the ability to enforce company patents; patents of third parties preventing or restricting the company’s manufacture, sale or use of affected products or technology; and other risks identified in the company’s most recent filing on Form 10-Q and other SEC filings, all of which are available on the company’s website.
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BAXTER — PAGE 9
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
Three Months Ended December 31, 2007 and 2006
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended
	December 31,
	2007		2006	Change

NET SALES	$3,009		$2,763	9%

COST OF GOODS SOLD	1,524		1,448	5%

GROSS PROFIT	1,485		1,315	13%

% of Sales	49.4%		47.6%	1.8 pts

MARKETING AND ADMINISTRATIVE EXPENSES	654		612	7%
% of Sales	21.7%		22.1%	(0.4) pts

RESEARCH AND DEVELOPMENT EXPENSES	221	[1]	181	22%
% of Sales	7.3%		6.6%	0.7 pts

NET INTEREST EXPENSE	12		1	1,100%

OTHER EXPENSE, NET	4		6	(33% )

PRE-TAX INCOME	594		515	15%

INCOME TAX EXPENSE	116		82	41%

% of Pre-Tax Income	19.5%		15.9%	3.6 pts

INCOME FROM CONTINUING OPERATIONS	$478		$433	10%

BASIC EPS FROM CONTINUING OPERATIONS	$0.75		$0.66	14%

DILUTED EPS FROM CONTINUING OPERATIONS	$0.74		$0.66	12%

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	634		653
Diluted	645		659

ADJUSTED PRE-TAX INCOME (excluding certain items)	$609	[2]	$515	18%

ADJUSTED INCOME FROM CONTINUING OPERATIONS (excluding certain items)	$488	[2]	$433	13%

ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding certain items)	$0.76	[2]	$0.66	15%

1	Research and development (R&D) expenses in 2007 included a $10 million in-process R&D (IPR&D) charge associated with an arrangement with Nycomed Pharma AS relating to the distribution of a product used for hemostasis and tissue sealing, and a $5 million IPR&D charge associated with the expansion of the company’s existing arrangement with Nektar Therapeutics relating to the development of longer-acting forms of blood clotting proteins. The after-tax impact of these charges was $10 million, or $0.02 per diluted share.

2	Refer to page 10 for a description of adjustments and a reconciliation to GAAP (generally accepted accounting principles) measures.
Non-GAAP Financial Measures: The non-GAAP financial measures contained in this press release (pre-tax income, income from continuing operations and per-share earnings, excluding certain items) adjust for factors that are unusual or nonrecurring. Unusual or nonrecurring items can be highly variable, difficult to predict, and of a size that may substantially impact the company’s reported operations for a period. Management believes that non-GAAP financial measures can facilitate a fuller analysis of the company’s results of operations, particularly in evaluating performance period over period. Management uses these non-GAAP financial measures internally in financial planning, to monitor business unit performance, and in evaluating management performance. Refer to the company’s filing on Form 8-K of today’s date for additional information.

BAXTER — PAGE 10
BAXTER INTERNATIONAL INC.
Consolidated Statement of Income
Three Months Ended December 31, 2007
Description of Adjustments and Reconciliation of GAAP to Non-GAAP
(unaudited)
(in millions, except per share and percentage data)
2007 description of adjustments and reconciliation of GAAP to Non-GAAP
The company’s GAAP results for the three months ended December 31, 2007 included IPR&D charges. These charges impacted the GAAP results as follows:

			Income
		Income	From
	Pre-tax	Tax	Continuing	Diluted
	Income	Expense	Operations	EPS

GAAP	$594	$116	$478	$0.74
IPR&D charges (A)	15	5	10	0.02

Excluding specified items	$609	$121	$488	$0.76

Effective tax rate		19.9%

(A)	Included in the Research and Development Expenses line in the accompanying consolidated statement of income. Excluding these IPR&D charges, adjusted research and development expenses were $206, or 6.8% of sales.

BAXTER — PAGE 11
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
Twelve Months Ended December 31, 2007 and 2006
(unaudited)
(in millions, except per share and percentage data)

	Twelve Months Ended
	December 31,
	2007		2006		Change

NET SALES	$11,263		$10,378		9%

COST OF GOODS SOLD	5,744		5,641	[1]	2%

GROSS PROFIT	5,519		4,737		17%

% of Sales	49.0%		45.6%		3.4 pts

MARKETING AND ADMINISTRATIVE EXPENSES	2,521	[2]	2,282		10%
% of Sales	22.4%		22.0%		0.4 pts

RESEARCH AND DEVELOPMENT EXPENSES	760	[3]	614		24%
% of Sales	6.7%		5.9%		0.8 pts

RESTRUCTURING CHARGES	70	[4]	—		N/A

NET INTEREST EXPENSE	22		34		(35% )

OTHER EXPENSE, NET	32	[5]	61		(48% )

PRE-TAX INCOME	2,114		1,746		21%

INCOME TAX EXPENSE	407		348		17%

% of Pre-Tax Income	19.3%		19.9%		(0.6) pts

INCOME FROM CONTINUING OPERATIONS	$1,707		$1,398		22%

BASIC EPS	$2.65		$2.15		23%

DILUTED EPS FROM CONTINUING OPERATIONS	$2.61		$2.13		23%

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	644		651
Diluted	654		656

ADJUSTED PRE-TAX INCOME (excluding certain items)	$2,290	[6]	$1,822	[6]	26%

ADJUSTED INCOME FROM CONTINUING OPERATIONS (excluding certain items)	$1,826	[6]	$1,462	[6]	25%

ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding certain items)	$2.79	[6]	$2.23	[6]	25%

1	Cost of goods sold in 2006 included a $76 million charge ($64 million, or $0.10 per share, on an after-tax basis) related to COLLEAGUE infusion pumps.

2	Marketing and administrative expenses in 2007 included a $56 million charge ($34 million, or $0.05 per diluted share, on an after-tax basis) related to the company’s AWP litigation.

3	R&D expenses in 2007 included IPR&D charges of $25 million associated with an arrangement related to the development of a next-generation home hemodialysis machine, $10 million associated with an arrangement with Halozyme Therapeutics, Inc. relating to the use of HYLENEX recombinant with the company’s proprietary and non-proprietary small molecule drugs, $10 million associated with an arrangement with Nycomed Pharma AS relating to the distribution of a product used for hemostasis and tissue sealing, and $5 million associated with the expansion of the company’s existing relationship with Nektar Therapeutics relating to the development of longer-acting forms of blood clotting proteins. The after-tax impact of these charges was $39 million, or $0.06 per diluted share. Also included in research and development expenses in 2007 was an IPR&D charge of $11 million ($7 million or $0.01 per diluted share, on an after-tax basis) related to the acquisition of MAAS Medical, LLC.

4	Restructuring charges of $70 million ($46 million, or $0.07 per share, on an after-tax basis) in 2007 were primarily for asset impairments and other costs associated with the consolidation of certain commercial and manufacturing operations outside of the United States

5	Other expense, net in 2007 included income of $23 million, representing a gain on the sale of the Transfusion Therapies business of $58 million less related charges of $35 million. The net after-tax impact of these items was $6 million of income, or $0.01 per diluted share.

6	Refer to page 12 for a description of adjustments and a reconciliation to GAAP measures.
Non-GAAP Financial Measures: The non-GAAP financial measures contained in this press release (pre-tax income, income from continuing operations and per-share earnings, excluding certain items) adjust for factors that are unusual or nonrecurring. Unusual or nonrecurring items can be highly variable, difficult to predict, and of a size that may substantially impact the company’s reported operations for a period. Management believes that non-GAAP financial measures can facilitate a fuller analysis of the company’s results of operations, particularly in evaluating performance period over period. Management uses these non-GAAP financial measures internally in financial planning, to monitor business unit performance, and in evaluating management performance. Refer to the company’s filing on Form 8-K of today’s date for additional information.

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
Twelve Months Ended December 31, 2007 and 2006
Description of Adjustments and Reconciliation of GAAP to Non-GAAP
(unaudited)
(in millions, except per share and percentage data)
2007 description of adjustments and reconciliation of GAAP to Non-GAAP
The company’s GAAP results for the twelve months ended December 31, 2007 included restructuring charges, a charge related to the company’s AWP litigation, and IPR&D charges. These charges impacted the GAAP results as follows:

			Income
		Income	From
	Pre-tax	Tax	Continuing	Diluted
	Income	Expense	Operations	EPS

GAAP	$2,114	$407	$1,707	$2.61
Restructuring charges	70	24	46	0.07
Litigation-related charge (A)	56	22	34	0.05
IPR&D charges (B)	50	11	39	0.06

Excluding specified items	$2,290	$464	$1,826	$2.79

Effective tax rate		20.3%

(A)	Included in the Marketing and Administrative Expenses line in the accompanying consolidated statement of income. Excluding this charge, adjusted marketing and administrative expenses were $2,465, or 21.9% of sales.

(B)	Included in the Research and Development Expenses line in the accompanying consolidated statement of income. Excluding these charges, adjusted research and development expenses were $710, or 6.3% of sales.
2006 description of adjustment and reconciliation of GAAP to Non-GAAP
The company’s GAAP results for the twelve months ended December 31, 2006 included a charge related to COLLEAGUE infusion pumps. This charge impacted the GAAP results as follows:

		Income
	Pre-tax	Tax	Net	Diluted
	Income	Expense	Income	EPS

GAAP	$1,746	$348	$1,398	$2.13
COLLEAGUE infusion pump charge (C)	76	12	64	0.10

Excluding specified items	$1,822	$360	$1,462	$2.23

Effective tax rate		19.8%

(C)	Included in the Cost of Goods Sold line in the accompanying consolidated statement of income. Excluding this charge, adjusted cost of goods sold was $5,565 and the adjusted gross profit percentage was 46.4%.

BAXTER — PAGE 13
BAXTER INTERNATIONAL INC.
Condensed Consolidated Balance Sheets
(unaudited)
($ in millions)

	December 31, 2007	December 31, 2006
Assets
Cash and equivalents	$2,539	$2,485
Receivables	2,026	1,838
Inventories	2,334	2,066
Other current assets	656	581

Total current assets	7,555	6,970

Property, plant and equipment, net	4,487	4,229
Other long-term assets	3,252	3,487

Total assets	$15,294	$14,686

Liabilities and Shareholders’ Equity
Short-term debt	$425	$234
Other current liabilities	3,387	3,376
Long-term debt	2,664	2,567
Other long-term liabilities	1,902	2,237
Shareholders’ equity	6,916	6,272

Total liabilities and shareholders’ equity	$15,294	$14,686

BAXTER — PAGE 14
BAXTER INTERNATIONAL INC.
Cash Flows from Operations and Changes in Net Debt
(unaudited)
($ in millions)

Cash Flows from Operations

(Brackets denote cash outflows)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Net income	$478	$431	$1,707	$1,397
Adjustments
Depreciation and amortization	153	144	581	575
Deferred income taxes	94	(68)	126	8
Stock compensation	37	26	136	94
Restructuring and infusion pump charges	—	—	70	76
Litigation-related charge	—	—	56	—
IPR&D charges	15	—	61	—
Other	10	6	(5)	34
Changes in balance sheet items
Receivables	(164)	(49)	(278)	(16)
Inventories	50	73	(211)	(35)
Accounts payable and accrued liabilities	86	160	1	1
Restructuring payments	(7)	(8)	(27)	(42)
Other	(1)	47	88	91

Cash flows from operations	$751	$762	$2,305	$2,183

Changes in Net Debt
Increase (decrease)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Net debt, beginning of period	$752	$741	$316	$2,497

Cash flows from operations	(751)	(762)	(2,305)	(2,183)
Capital expenditures	268	190	692	526
Dividends	106	—	704	364
Proceeds from sale of Transfusion Therapies business	—	—	(421)	—
Proceeds from issuances of stock	(139)	(51)	(639)	(1,496)
Purchases of treasury stock	214	258	1,855	737
Acquisitions of and investments in businesses and technologies	29	2	112	5
Payments relating to settlement of cross-currency swaps	108	—	304	—
Other, including the effect of exchange rate changes	(37)	(62)	(68)	(134)

Increase (decrease) in net debt	(202)	(425)	234	(2,181)

Net debt, December 31	$550	$316	$550	$316

Key statistics, December 31:
Days sales outstanding	53.3	52.9	53.3	52.9
Inventory turns	2.5	2.7	2.5	2.7

BAXTER — PAGE 15
BAXTER INTERNATIONAL INC.
Net Sales
Periods Ending December 31, 2007 and 2006
(unaudited)
($ in millions)

	Q4	Q4	% Growth @		% Growth @		YTD	YTD	% Growth @		% Growth @
	2007	2006 [1]	Actual Rates		Constant Rates		2007	2006 [1]	Actual Rates		Constant Rates

BioScience [2]
United States	$579	$509	14%		14%		$2,151	$1,874	15%		15%
International	630	533	18%		6%		2,419	2,006	21%		12%
Total	$1,209	$1,042	16%		10%		$4,570	$3,880	18%		13%

Medication Delivery
United States	$564	$549	3%		3%		$2,142	$2,081	3%		3%
International	591	490	21%		8%		2,089	1,836	14%		5%
Total	$1,155	$1,039	11%		5%		$4,231	$3,917	8%		4%

Renal
United States	$100	$95	5%		5%		$388	$381	2%		2%
International	501	442	13%		4%		1,851	1,684	10%		4%
Total	$601	$537	12%		4%		$2,239	$2,065	8%		4%

Baxter excluding Transfusion Therapies
United States	$1,243	$1,153	8%		8%		$4,681	$4,336	8%		8%
International	1,722	1,465	18%		6%		6,359	5,526	15%		7%
Total	$2,965	$2,618	13%		7%		$11,040	$9,862	12%		8%

Transfusion Therapies [2]
United States	$31	$78	(60%	)	(60%	)	$139	$253	(45%	)	(45%	)
International	13	67	(81%	)	(82%	)	84	263	(68%	)	(70%	)
Total	$44	$145	(70%	)	(70%	)	$223	$516	(57%	)	(58%	)

Baxter International Inc.
United States	$1,274	$1,231	3%		3%		$4,820	$4,589	5%		5%
International	1,735	1,532	13%		2%		6,443	5,789	11%		4%
Total	$3,009	$2,763	9%		3%		$11,263	$10,378	9%		4%

1	Prior year sales data has been reclassified to reflect the change that is described in Note 2 below.

2	The Transfusion Therapies (TT) business was sold on February 28, 2007. The results of operations of the TT business were previously reported in the BioScience business. Due to Baxter’s actual and expected significant continuing cash flows associated with this business, Baxter continued to include the results of operations of the TT business in the company’s results of continuing operations through the divestiture date. The TT totals above include sales of TT products through the date of divestiture, as well as post-divestiture revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business post-divestiture.

BAXTER — PAGE 16
BAXTER INTERNATIONAL INC.
Key Product Line Sales at Actual and Constant Foreign Exchange Rates
Periods Ending December 31, 2007 and 2006
(unaudited)
($ in millions)

	Q4	Q4	% Growth @		% Growth @		YTD	YTD	% Growth @		% Growth @
	2007	2006 [1]	Actual Rates		Constant Rates		2007	2006[1]	Actual Rates		Constant Rates

BioScience
Recombinants [2]	$463	$405	14%		9%		$1,714	$1,523	13%		8%
Plasma Proteins [3]	301	262	15%		8%		1,015	881	15%		10%
Antibody Therapy	280	207	35%		30%		985	785	25%		23%
Regenerative Medicine [4]	95	78	22%		17%		346	298	16%		12%
Other [5]	70	90	(22%	)	(30%	)	510	393	30%		21%

Total BioScience [6]	$1,209	$1,042	16%		10%		$4,570	$3,880	18%		13%

Medication Delivery
IV Therapies [7]	$390	$341	14%		6%		$1,402	$1,285	9%		3%
Global Injectables [8]	390	374	4%		0%		1,504	1,453	4%		0%
Infusion Systems	236	221	7%		2%		860	817	5%		2%
Anesthesia [9]	126	92	37%		32%		422	317	33%		29%
Other [10]	13	11	18%		18%		43	45	(4%	)	(7%	)

Total Medication Delivery	$1,155	$1,039	11%		5%		$4,231	$3,917	8%		4%

Renal
PD Therapy	$481	$429	12%		5%		$1,791	$1,634	10%		5%
HD Therapy	120	108	11%		2%		448	431	4%		(2%	)

Total Renal	$601	$537	12%		4%		$2,239	$2,065	8%		4%

Baxter excluding Transfusion Therapies	$2,965	$2,618	13%		7%		$11,040	$9,862	12%		8%

Transfusion Therapies [11]	$44	$145	(70%	)	(70%	)	$223	$516	(57%	)	(58%	)

TOTAL BAXTER	$3,009	$2,763	9%		3%		$11,263	$10,378	9%		4%

1	Prior year sales data has been reclassified to reflect the changes that are described in Notes 2, 5, 6, 8, 9 and 11 below.

2	Includes sales of recombinant FVIII products (ADVATE and RECOMBINATE). Sales of recombinant FIX (BeneFIX) were previously reported in Recombinants and are now reported in Other, as detailed below.

3	Includes plasma-derived hemophilia (FVII, FVIII, FIX and FEIBA), albumin, and certain other plasma-based products.

4	Previously referred to as BioSurgery.

5	Principally includes vaccines, sales of plasma to third parties, and recombinant FIX (BeneFIX). Sales of recombinant FIX were previously reported in Recombinants.

6	BioScience sales have been reclassified to reflect the change described in Note 11.

7	Principally includes intravenous solutions and nutritional products.

8	Principally includes sales related to the pharmaceutical partnering business, enhanced packaging, premix drugs and generic injectables. Generic injectables were previously reported in Anesthesia.

9	Principally includes proprietary inhaled anesthetics and other anesthesia products. Sales of generic injectables were previously reported in Anesthesia and are now reported in Global Injectables.

10	Principally includes other hospital-distributed products.

11	The Transfusion Therapies (TT) business was sold on February 28, 2007. The results of operations of the TT business were previously reported in the BioScience business. Due to Baxter’s actual and expected significant continuing cash flows associated with this business, Baxter continued to include the results of operations of the TT business in the company’s results of continuing operations through the divestiture date. The TT totals above include sales of TT products through the date of divestiture, as well as post-divestiture revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business post-divestiture.

BAXTER — PAGE 17
BAXTER INTERNATIONAL INC.
Key Product Line Sales by US and International
Periods Ending December 31, 2007 and 2006
(unaudited)
($ in millions)

	Q4 2007			Q4 2006 [1]			% Growth
	US	International	Total	US	International	Total	US		International		Total

BioScience
Recombinants [2]	$205	$258	$463	$191	$214	$405	7%		21%		14%
Plasma Proteins [3]	112	189	301	102	160	262	10%		18%		15%
Antibody Therapy	199	81	280	158	49	207	26%		65%		35%
Regenerative Medicine [4]	50	45	95	43	35	78	16%		29%		22%
Other [5]	13	57	70	15	75	90	(13%	)	(24%	)	(22%	)

Total BioScience [6]	$579	$630	$1,209	$509	$533	$1,042	14%		18%		16%

Medication Delivery
IV Therapies [7]	$117	$273	$390	$113	$228	$341	4%		20%		14%
Global Injectables [8]	219	171	390	234	140	374	(6%	)	22%		4%
Infusion Systems	141	95	236	132	89	221	7%		7%		7%
Anesthesia [9]	83	43	126	64	28	92	30%		54%		37%
Other [10]	4	9	13	6	5	11	(33%	)	80%		18%

Total Medication Delivery	$564	$591	$1,155	$549	$490	$1,039	3%		21%		11%

Renal
PD Therapy	$71	$410	$481	$67	$362	$429	6%		13%		12%
HD Therapy	29	91	120	28	80	108	4%		14%		11%

Total Renal	$100	$501	$601	$95	$442	$537	5%		13%		12%

Baxter excluding Transfusion Therapies	$1,243	$1,722	$2,965	$1,153	$1,465	$2,618	8%		18%		13%

Transfusion Therapies [11]	$31	$13	$44	$78	$67	$145	(60%	)	(81%	)	(70%	)

TOTAL BAXTER	$1,274	$1,735	$3,009	$1,231	$1,532	$2,763	3%		13%		9%

1	Prior year data has been reclassified to reflect the changes that are described in Notes 2, 5, 6, 8, 9 and 11 below.

2	Includes sales of recombinant FVIII products (ADVATE and RECOMBINATE). Sales of recombinant FIX (BeneFIX) were previously reported in Recombinants and are now reported in Other, as detailed below.

3	Includes plasma-derived hemophilia (FVII, FVIII, FIX and FEIBA), albumin, and certain other plasma-based products.

4	Previously referred to as BioSurgery.

5	Principally includes vaccines, sales of plasma to third parties, and recombinant FIX (BeneFIX). Sales of recombinant FIX were previously reported in Recombinants.

6	BioScience sales have been reclassified to reflect the change described in Note 11.

7	Principally includes intravenous solutions and nutritional products.

8	Principally includes sales related to the pharmaceutical partnering business, enhanced packaging, premix drugs and generic injectables. Generic injectables were previously reported in Anesthesia.

9	Principally includes proprietary inhaled anesthetics and other anesthesia products. Sales of generic injectables were previously reported in Anesthesia and are now reported in Global Injectables.

10	Principally includes other hospital-distributed products.

11	The Transfusion Therapies (TT) business was sold on February 28, 2007. The results of operations of the TT business were previously reported in the BioScience business. Due to Baxter’s actual and expected significant continuing cash flows associated with this business, Baxter continued to include the results of operations of the TT business in the company’s results of continuing operations through the divestiture date. The TT totals above include sales of TT products through the date of divestiture, as well as post-divestiture revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business post-divestiture.